UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)
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O2DIESEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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100 Commerce Drive, Suite 301
Newark, Delaware 19713
May 19, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of O2Diesel Corporation, which will be held at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 on May 19, 2005, at 11:00 a.m. (EDT).
      We have provided details of the business to be conducted at the 2005 Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.
      Your participation is important, regardless of the number of shares that you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning voting procedures in the accompanying materials.
      We look forward to seeing you at the meeting.

Sincerely,

Alan R. Rae
President and Chief Executive Officer

100 Commerce Drive, Suite 301
Newark, Delaware 19713
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2005
      The Annual Meeting of Stockholders (the “Annual Meeting”) of O2Diesel Corporation, a Delaware corporation (the “Company”), will be held at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 on May 19, 2005, at 11:00 a.m. (EDT), for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect four (4) persons as directors of the Company to serve for a term of two (2) years or three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To approve the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      We have set April 28, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available to all shareholders for examination for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m., EDT, at the offices of the Company at 100 Commerce Drive, Suite 301, Newark, Delaware 19713. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.
      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

By Order of the Board of Directors

Alan R. Rae
President and Chief Executive Officer
Newark, Delaware
May 2, 2005
IT IS IMPORTANT THAT YOU COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY

100 Commerce Drive, Suite 301
Newark, Delaware 19713
PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
       The Board of Directors of O2Diesel Corporation (the “Board”) solicits the accompanying proxy to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2005 at 11:00 a.m. (EDT), at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713, and at any adjournments or postponements thereof. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “the Company” or “O2Diesel,” we are describing O2Diesel Corporation.
      The mailing address of our principal executive offices is 100 Commerce Drive, Suite 301, Newark, Delaware 19713. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are being sent to our stockholders on or about May 2, 2005.
PURPOSES OF THE MEETING
      At the Annual Meeting, we will ask you to consider and act upon the following matters:

1. The election of four (4) persons as directors of the Company to serve for a term of two (2) years or three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To approve the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Record Date and Shareholders Entitled to Vote.
      Record Date. The record date is April 28, 2005. Only holders of Common Stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.
      Outstanding Stock. As of the record date, the Company had 800,000 shares of Series A 0% Convertible Preferred Stock (“Series A Preferred Stock”), 750,000 shares of Series B 0% Convertible Preferred Stock (“Series B Preferred Stock”) and       shares of Common Stock outstanding. The holders of the Series A Preferred Stock and Series B Preferred Stock have no voting power, except as provided under Delaware law.
      Stockholder List. We will make a complete list of stockholders eligible to vote at the Annual Meeting available for examination during the ten days prior to the Annual Meeting. During such time, you may visit our executive offices during ordinary business hours to examine the stockholder list for any purpose germane to the Annual Meeting.
Voting Requirements.
      Quorum. The holders of one-third of the Company’s outstanding shares of Common Stock as of the record date must be present, either in person or by proxy, to constitute a quorum at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.
      How to Vote Your Shares. Your shares cannot be voted at the meeting unless you are present either in person or by proxy. If you vote by mail and return a complete, signed and dated proxy card, your shares will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box and following the other instructions on the proxy card. With respect to the election of directors, you may vote (i) “For” all of the nominees, or (ii) to “Withhold Authority” with respect to some or all of the nominees. On all other matters, you may (i) vote “For” a proposal, (ii) vote “Against” a proposal, or (iii) “Abstain” from voting on a proposal. If you vote by mail and you return a proxy card that is not signed, then your vote cannot be counted. If the returned proxy card is signed and dated, but you do not specify voting instructions, your shares will be voted “For” the election of each nominee and “For” each other proposal, in accordance with the Board’s recommendations.
      Vote Required. If a quorum is present, the director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the four (4) nominees receiving the most votes will be elected. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.
      Broker Non-Votes. A broker non-vote occurs when a stockholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes are excluded from determining if a quorum is present and are not considered a vote cast. Broker non-votes will not affect the outcome of a vote on a particular matter.
      Abstentions and Withheld Votes: Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for directors. Abstentions are considered votes cast on a matter. Therefore, abstentions will have the effect of counting as a vote against a proposal.
      Other Business at the Meeting. We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Alan R. Rae and David L. Koontz, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.
      Tabulation of Votes. Our Transfer Agent, Interwest Transfer Company, Inc. will separately tabulate the affirmative votes, negative votes, abstentions and broker non-votes with respect to each of the proposals.

      Announcement of Voting Results. We will announce preliminary voting results at the Annual Meeting. We also will disclose the final results in the first quarterly report on Form 10-QSB that we file with the Securities and Exchange Commission (“SEC”) after the Annual Meeting.
      Revoking Your Proxy. If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by doing one of the following:

•	delivering written notice to our Secretary at our principal executive offices

•	executing and delivering a proxy bearing a later date to our Secretary at our principal executive offices

•	voting in person at the Annual Meeting.
      To be effective, our Secretary must actually receive your notice or later-dated proxy before the Annual Meeting, or the Inspector of Elections must receive it at the Annual Meeting. Please note, however, that your attendance at the Annual Meeting without further action on your part will not automatically revoke your proxy.
      Solicitation. The cost of soliciting proxies in the form enclosed herewith will be borne by O2Diesel. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.
      We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of stock that is registered in their names. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our common stock, and all other costs of solicitation.
PROPOSAL 1 — ELECTION OF DIRECTORS
General Information
      Our Certificate of Incorporation requires the Board of Directors (the “Board”) to be divided into three classes (Class A, Class B and Class C) having staggered terms of three years each. As a result, only one class of directors is elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms. The Board is currently comprised of six (6) members, with two (2) members in each of Class A, Class B and Class C.
      Currently, the Company is considered a small business issuer for the purposes of the American Stock Exchange (“AMEX”) regulations. As a small business issuer, the Company is not currently required to have a majority of independent directors on its Board and all independent directors on certain committees. However, as of July 31, 2005, AMEX regulations will require small business issuers to have a majority of independent directors on its board and all independent directors on certain committees. Thus, on August 16, 2004, the shareholders voted to expand the size of the Board to nine (9) members to comply with the AMEX regulations for independent directors.
      The terms of office of Messrs. Rethwilm and Jobanputra expire at the Annual Meeting. The Board has nominated such persons to stand for reelection as directors for terms expiring at the 2008 Annual Meeting of Shareholders. Due to the expanded size of the Board, the Board has also recommended and nominated Messrs. Holt Williams as a Class A Director and Art Meyer as Class C Director.
      At the Annual Meeting, the stockholders will elect three (3) Class A directors to serve until the 2008 Annual Meeting of Stockholders and one (1) Class C director to serve until the 2007 Annual Meeting of Stockholders, or until their successors are elected and qualified.
Substitute Nominees
      If, at the time of or prior to the Annual Meeting, any nominee is unable to be a candidate when the election takes place, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.
Vacancies
      Under our Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or by the resignation of a director. Any nominee so elected and appointed by the Board would hold office until the 2006 Annual Meeting of Stockholders.
Certain Information Regarding the Nominees
      Certain information about the Nominees is set forth below:

Class A Nominees Whose Terms Will Expire in 2008
      Listed below are the nominees for Class A directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Hendrik Rethwilm	40	Director
Karim Jobanputra	41	Director
Holt Williams	62	Director
      Hendrik Rethwilm has been a Director since July 15, 2003. From 1993-1999, he worked with PricewaterhouseCoopers in its corporate finance department focusing on financial and organizational restructuring of medium-to-large sized companies. Subsequently, from 2000-2001, Mr. Rethwilm worked with a subsidiary of Ericsson, the Swedish mobile phone producer, as a financial executive advising on mobile eCommerce. During his tenure with Ericsson, Mr. Rethwilm also developed a venture capital arm within Ericsson Consulting to invest in companies developing applications for the mobile eCommerce sector. Since 2001, Mr. Rethwilm has been self-employed and provides consulting services to various companies in the areas of corporate finance and business development. He previously served on the board of directors of Rapidtron, Inc., a company that trades on the OTCBB under the symbol “RPDT”, but resigned effective December 31, 2003.
      Karim Jobanputra has been a Director since July 15, 2003. Mr. Jobanputra is an entrepreneur and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international business development, and also works as a self-employed consultant based in the United Kingdom. For the past 5 years he has provided consulting services to companies in the areas of corporate finance and business development in the Asian and Middle East markets, including Indonesia, Qatar, Saudi Arabia, India and China.
      Holt Williams has served as the Chairman, Chief Executive Officer and also as the Chief Financial Officer for Coastal Equipment Inc. for over 27 years. He headed both the domestic and foreign operations of the company, which were centered in the Gulf States of the US and in Asia. Prior to entering the private sector, Mr. Williams practiced as a certified public accountant with an international accounting firm. He has also been active in buying and selling real estate in Houston, Texas. Mr. Williams is a member of and has served in various capacities on a number of professional, charitable and civic groups such as U.S. Chamber of Commerce; Singapore American Chamber of Commerce; Houston Foreign Affairs Group; Georgetown University McDonough School of Business and various other civic, school and church related organizations.

Class C Nominees Whose Terms Will Expire in 2007
      Listed below is the nominee for Class C director, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Art Meyer		Director
Art Meyer.

Certain Information Regarding the Directors
      Certain information about the directors whose terms continue, who are directors of O2Diesel, is set forth below:

Class B Directors Whose Terms Expire in 2006
      Listed below are the Class B directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Richard J. Roger	45	Director
David L. Koontz	62	Chief Financial Officer, Secretary and Director
      Richard J. Roger became a Director on April 18, 2004. He is currently the President and Chief Operating Officer of Performance Transportation Services, Inc., which is the second largest transporter of new cars in the United States. Prior to holding this position, Mr. Roger was a Director, President and Chief Operating Officer of U.S. Fleet Services, Inc., from May 2002 to June 2003. U.S. Fleet Services was one of the largest mobile fleet refueling companies in the U.S. Prior to that, Mr. Roger was a senior vice-president with Ryder Transportation Services, Inc., the largest full service truck company in the U.S. that specializes in renting and leasing all types of trucks for use in all transportation sectors.
      David L. Koontz has been Chief Financial Officer, Secretary and a Director of the Company since July 15, 2003. He joined the AAE Group in September 2002, serving first as the Chief Financial Officer and Secretary of O2Diesel, Inc. Prior to joining the Company, Mr. Koontz had worked primarily as an independent business consultant, mostly with businesses located in Asia, for the period January 2000 to September 2002. During 1999, Mr. Koontz acted as a consultant and chief financial officer for an apparel company in Boulder, Colorado. Mr. Koontz was a partner with Arthur Andersen & Co. until 1988 and holds a CPA certificate.

Class C Whose Terms Expire in 2007
      Listed below are the Class C directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Anthony Dean Smith	72	Chairman
Alan R. Rae	46	President, Chief Executive Officer and Director
      Anthony Dean Smith has been a Director of the Company since July 15, 2003, but has served as a Director and executive of the AAE Technologies group of companies since October 1999. Mr. Dean Smith is a director and chief executive officer of AAE Technologies International Plc, and a Director of O2Diesel Inc. He was also a Director of AAE Technologies Holdings Plc and AAE Technologies Limited until December 31, 2004 at which time these entities ceased operations. Mr. Anthony Dean-Smith also owns private companies in the United Kingdom that are active in the development and management of real estate properties.
      Alan R. Rae has been President, Chief Executive Officer and a Director of the Company since July 15, 2003. Mr. Rae joined the AAE Technologies group of companies in 1997, and has served as a Director and an executive of several companies within the group. In August 1999, he became a Director and President of AAE Technologies, Inc. (now O2Diesel Inc.), and in October 2000 became a Director and Chief Operating Officer of AAE Technologies International PLC and continues to hold these positions in both companies. Mr. Rae was a Director and the Chief Executive Office Officer of AAE Holdings plc (UK) from October 1998 until September 2001. He was the Chief Executive Officer and a Director of AAE Technologies Ltd. from October 1997 until September 2001.

Recommendation of the Board of Directors
      The Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed above. All proxies executed and returned will be voted “FOR” all the director nominees unless the proxy specifies otherwise.
Committees of the Board of Directors and Other Board Matters
      During 2004, the Board held 5 meetings and all of our directors attended each meeting. Each director attended 75% or more of the meetings of the Board of Directors and committees of which he was a member. The Board encourages, but does not require, directors to attend the annual meeting of stockholders.

Audit Committee
      On May 27, 2004, the Board established and approved an Audit Committee. The Board designated the initial members of the Audit Committee to be Mr. David L. Koontz (Chair), Mr. Hendrik Rethwilm, and Mr. Richard Roger. As of January 1, 2005, Mr. Koontz resigned from the Audit Committee. The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. During 2004, the Audit Committee met 4 times.
      The Board of Directors has adopted a written charter for the Audit Committee. One of the members of the Audit Committee, Mr. Roger is “independent” as defined in Section 121A of the AMEX Company Guide. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the interim consolidated financial statements filed quarterly and the audited consolidated financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Board of Directors has determined that the Company does not have an “audit committee financial expert,” as defined in SEC rules, serving on its Board. However, the Board of Directors believes that its members are able to read and understand financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an audit committee.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.
      The Audit Committees by way of a telephonic conferences discussed with the independent auditors, with management present, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present.
      In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. On August 16, 2004, the shareholders’ voted to ratify the selection of the Company’s independent auditors for the year ended December 31, 2004.

Director Nomination Process
      The Company does not have a standing nominating committee. The Company’s full Board of Directors acts as a nominating committee for selecting the management’s nominees for election of directors in accordance with the Company’s Bylaws. The Board feels it is appropriate for the full Board to serve this function because the Company has a relatively small Board, making action by committee unnecessary for purposes of managing nominations. The Board does not have a charter governing its nominating function.
      The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. The Company does not have a specific policy regarding consideration of shareholder director nominees. However, the Board will consider persons recommended by stockholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.
      To be considered in the Board’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the anniversary date of the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration by the Board as Board nominees should be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries do business.

Code of Business Conduct and Ethics
      On June 29, 2004, the Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees. A copy of the Code of Business Conduct and Ethics is available on our website http:/www.o2diesel.com.

Stockholder Communications
      The Board of Directors provides a process for stockholders to send communications to the Board or any of the individual directors. Stockholders may send written communications to the Board or any of the individual directors, care of O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.
Compensation of Directors
      The Chairman of the Board by contract is to receive $150,000 per year and other non-executive directors are to receive $30,000 per year for their services as a director. In addition, Mr. Rethwilm and Mr. Jobanputra also provide financial and business advisory services to the Company. Under contracts with both Mr. Rethwilm and Mr. Jobanputra, each is to receive $90,000 per year for these services. All directors are reimbursed for ordinary and necessary business expenses incurred in connection with their service as directors. As part of the Company’s consulting agreements and understanding with Mr. Jobanputra and Mr. Rethwilm, each is entitled to receive 750,000 stock options at an exercise price of $1.50, which shall be granted pursuant to the Company’s equity compensation plan, once they are approved by the Company’s Board of Directors.
      In September 2004, all directors voluntarily agreed to defer for a three month period ending November 30, 2004 fifty-percent (50%) of their directors’ fees. Subsequently, all directors agreed to a month to month deferral of fifty-percent (50%) of their fees for each month following November 30, 2004, and such deferral is still in effect. In addition, Mr. Jobanputra and Mr. Rethwilm have agreed to similar deferrals for the same periods for their consulting fees, and this understanding remains in effect.
      For the year ended December 31, 2004, for director’s fees, Mssrs. Dean-Smith, Roger, Jobanputra and Rethwilm were paid $125,000, $17,500, $25,000 and $25,000, respectively. In addition, as of December 31, 2004, Mssrs. Dan-Smith, Roger, Jobanputra and Rethwilm were owed $25,000, $5,000, $5,000 and $5,000, respectively for deferred directors’ fees. For the year ended December 31, 2004, for consulting fees, Mssrs. Jobanputra and Rethwilm were paid $76,250 and $36,250, respectively. Mssrs. Jobanputra and Rethwilm were each owed $15,000 for deferred consulting fees as of December 31, 2004.
Compensation Committee
      The Company does not have a compensation committee or other committee performing similar functions. However, the full board reviews the efforts of its executive management and determines the compensation and the number, if any of options to be granted to an executive based upon its evaluation of the executive’s performance.
Executive Compensation
      The following summary compensation table sets forth the aggregate compensation paid or accrued by us to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the year ended December 31 2003 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2004, 2003, and 2002.
Summary Compensation Table

		Annual Compensation

						Securities
				All Other		Underlying
Name and Principal Position	Year	Salary($)		Compensation		Options

Anthony Dean-Smith	2004	150,000	(d)
Chairman(1)	2003	136,964
	2002	0	(c)			2,500,000	(c)
Alan R. Rae	2004	254,000	(d)	28,878	(b)
President and	2003	250,000		66,320	(a)(b)
Chief Executive Officer(2)	2002	172,806		2,767	(b)
David L. Koontz	2004	200,000	(d)	25,357	(b)
Chief Financial Officer and	2003	177,500		13,356	(b)
Secretary(3)	2002	27,500		1,154	(b)

(a)	Mr. Rae received a one-time payment of $50,000 to defray relocation costs for his move from the United Kingdom to the U.S. in 2002. The amount was finalized and payment was made to Mr. Rae in 2003. The excess of this amount represents health and dental premiums paid on behalf of Mr. Rae and are more fully explained in footnote (b).

(b)	The Company pays monthly health and dental premiums for Mr. Rae and monthly health premiums for Mr. Koontz.

(c)	In 2002, Mr. Anthony Dean-Smith was given 2.5 million options on AAE Technologies International Plc common stock at an exercise price of GBP.04 per share as an incentive for Mr. Anthony Dean Smith to remain with the Company. In addition, in 2003, the Board agreed to reduce the exercise price on the 2.5 million previously granted options held by Mr. Anthony Dean-Smith from GBP.04 to GBP.026.

(d)	Effective September 2004, Mr. Dean-Smith agreed to defer fifty percent (50%) and Mr. Rae and Mr. Koontz agreed to defer one-fourth of their base salaries and auto allowances for a period of three months which ended November 30, 2004. Each person has agreed, on a voluntary basis, to extend the deferral month to month, and this understanding is still in effect. As of December 31, Mssrs. Dean-Smith, Rae and Koontz were owed deferred compensation of $25,000, $22,167 and $17,667, respectively. The deferred amounts owed to Mr. Dean-Smith are also set forth on page 7 in the section “Compensation of Directors”.

(1)	During 2003, Anthony Dean-Smith was the Chief Executive Officer of AAE Technologies International, plc, and since July 15, 2003 is the Chairman of the Company.

(2)	During 2003, Alan R. Rae was the Chief Operating Officer of AAE Technologies International Plc, and since July 15, 2003 is the President and Chief Executive Officer of the Company.

(3)	Prior to July 15, 2003, David L. Koontz was the Chief Financial Officer of O2Diesel, Inc., and since July 15, 2003 is the Chief Financial Officer and Secretary of the Company.

Options
      There were no options exercised in the last fiscal year by the named executive officers. The named executive officers did not receive any options during the year ended December 31, 2004 and did not own any options as of December 31, 2004.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      In July 2003, the Company entered into an Employment Agreement with Alan R. Rae, to serve as our President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Rae is entitled to an annual base salary of $254,000 per year and is eligible to receive an annual bonus, at the discretion of the Board, of 100% of his base salary. He is also entitled to reimbursement for health and dental insurance premiums and a car allowance of $1,000 per month. Pursuant to the agreement, the Company shall grant Mr. Rae 1,500,000 stock options at an exercise price of $1.50 per share, which will be granted pursuant to the Company’s equity compensation plan, once they are approved by the Company’s Board of Directors. The agreement continues in effect until terminated by either Mr. Rae or the Company by written notice or upon the death or disability (as defined in the agreement) of Mr. Rae. If the Agreement is terminated by disability, Mr. Rae is entitled to receive his salary until he begins to receive disability benefits, to receive a prorated portion of any bonus he would otherwise have been entitled to and to be paid for any accrued but unused vacation. If the agreement is terminated by the Company without cause (as defined in the agreement), Mr. Rae is entitled to receive his base salary and reimbursement for health and dental insurance premiums for a period of 15 months, to be paid for any unused vacation time, and to be reimbursed for expenses in connection with his and his family’s repatriation to the United Kingdom. In addition, Mr. Rae would be entitled to a prorated portion of any bonus to which he otherwise would have been entitled based on performance through the calendar quarter in which the termination occurred, and any unvested options will vest immediately.
      Upon a change of control, as defined in the agreement, all of Mr. Rae’s outstanding options will vest immediately. The agreement also provides that any inventions (as defined in the agreement) discovered by Mr. Rae in the course of his service to the Company shall be the property of the Company, and contains confidentiality, non-disparagement and non-competition provisions.
      The Company has also entered into an Employment Agreement with David L. Koontz in July 2003, to serve as our Chief Financial Officer. The terms of Mr. Koontz’ Employment Agreement are substantially similar to the terms of Mr. Rae’s Employment Agreement, as described above, except that Mr. Koontz is entitled to an annual base salary of $200,000 per year and 600,000 stock options.

PROPOSAL 2 — TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK
AND RELATED TRANSACTIONS
General Information
      Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to raise up to $5,000,000 through the private placement of shares of our common stock at a price of $0.70 per share. This would require the issuance of approximately 7,142,857 shares of our common stock, or approximately 24.5% of the total shares issued and outstanding, assuming that 100% of the shares offered are subscribed for in the private placement. In addition, investors will receive one warrant for each two shares of common stock purchased. This would require the issuance of approximately 3,571,429 shares of our common stock, or 12.5% assuming that 100% of the shares offered are subscribed for in the private placement.
American Stock Exchange Regulations
      The AMEX Company Guide Section 713 requires stockholder approval as a prerequisite for AMEX’s approval to list newly issued shares on the AMEX if (i) the aggregate number of shares to be issued would result in the issuance of 20% or more of the amount of common stock issued and outstanding, and (ii) the sale price of the shares would be less than the greater of book or market value of the common stock.
      To comply with the AMEX’s regulations, we have arranged the private placement of our common stock in two stages. The number of shares issued in the first stage of our private placement is less than twenty percent (20%) of our issued and outstanding common stock. The number of shares to be issued in the second stage of our private placement, when combined with the first stage, constitutes an amount equal to more than twenty percent (20%) of our issued and outstanding common stock. We are requesting that our stockholders approve the second stage of our private placement in order to comply with the AMEX listing requirements for those shares.
      As of March 17, 2005, we had received properly executed subscription agreements and payment for the first stage of the two-stage private placement from 38 accredited investors and held an initial closing in the amount of $1,305,600 less $104,448 in commissions and other related costs for 1,865,143 shares of our common stock. In addition, we have received properly executed subscription agreements for the first stage for an additional 938,285 shares of our common stock for which payment had not been received as of April 18, 2005.
      We will not close the second stage of the private placement unless and until it has been approved by our stockholders.
      The principal terms of the two-stage private placement are described below under “Principal Terms of the Two-Stage Private Placement.”
Principal Terms of the Two-Stage Private Placement
      The first stage (“Stage 1”) of the two-stage private placement consists of 2,857,143 shares of our common stock at a purchase price of $0.70 per share. The second stage (“Stage 2”) consists of 4,340,000 shares of common stock at a purchase price of $0.70 per share. This price per share represents a discount from the market value of our common stock of approximately 10% determined as of the date of the agreement was signed to raise the funds. Warrant coverage of 50% will be included in both subscriptions. The exercise price of the warrants will be $0.70 per share if exercised with 12 months of issuance and $1.05 per share if exercised thereafter.
      Other principal terms for the Stage 1 of the private placement required the company as a condition to closing to do the following:

1. Appoint Mr. Art Meyer to the position of Chairman of the Board;

2. Appoint two independent directors, with the proviso that any director appointed prior to closing would require the prior written consent of Mr. Meyer, as well as the unanimous approval of the Board;

3. Recruit and hire an individual to oversee the Company’s investor relations;

4. Engage a company, such as J.M. Dutton & Associates or an equivalent company, to complete an independent analyst report on the Company; and

5. Obtain an agreement from two named shareholders pursuant to which these shareholders shall agree to restrict the sale of their common shares on terms approved by Clear Channel Enterprises, Inc.
      As of the closing date of March 17, 2005, the Company believed it had satisfied all conditions, except condition 2, which was waived by the investors.
Other principal terms of the second stage of the private placement requires the Company as a condition to closing to do the following:

1. Expand existing management by appointing a Chief Operating Officer or new Chief Executive Officer; and

2. Receive shareholder approval for the sale or issuance of common stock equal to twenty (20%) or more of the Company’s presently outstanding common stock as required by AMEX.
      The common stock and warrants will be issued in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and under Regulation D promulgated under the Securities Act.
      The Company intends to use the proceeds from these private placements for general corporate purposes.
      As indicated in our Form-10-KSB filed for the year ended December 31, 2004, the Company is currently not in compliance with the listing standards of the AMEX. In particular, our shareholders equity has fallen below $2.0 million, and we have had continuing operating losses in four of the past four years.
      We have filed a plan (“Plan”) with the AMEX, which it accepted on February 15, 2005, which sets forth the steps that we intend to take to regain compliance with the AMEX’s listing standards. In order to be in compliance, we must have a total shareholders’ equity of $6.0 million by June 2006.
      As part of our Plan, we expect to have to raise at least $11.0 million in new equity to be in compliance with the AMEX’s shareholder equity standards. Thus, assuming we are successful in raising $5.0 in equity under Stages 1 and 2 of the private placement, we believe we will still need to raise at least another $6.0 million in equity.
Effect on Existing Stockholders
      All the existing holders of our common stock will be diluted proportionately in connection with the issuance of 4,340,000 shares of our common stock in the closing of the second stage, as well as in connection with the issuance of 2,803,428 shares in the closing of the first stage, of the two-stage private placement. In addition, existing holders of common stock may be diluted if 3,571,714 shares pursuant to the warrants are issued.
      Pursuant to the terms of the subscription agreements for Stage 1, we are required to file a registration statement covering the resale of the shares of common stock issued in the closing of the first stage of the private placement within 60 days of the closing. If stockholder approval is obtained for the issuance of shares of common stock in Stage 2, we intend to amend the registration statement to include the resale of those shares on that registration statement or file another registration statement covering the resale of the shares sold in the second stage by a date that is not later than the later of 60 days after the closing of the first stage and 60 days after the closing of the second stage. We have agreed to use reasonable best efforts to cause the registration statement relating to the shares issued in the first-stage placement to be declared effective by the SEC within 180 days after the closing of the first stage of the private placement and in the second-stage placement to be declared effective by the SEC within 180 days after the closing of the second stage of the private placement.
      Our common stock has no preemptive or similar rights.

Principal Effects of Nonapproval
      If stockholder approval is not obtained, the closing of the second stage of the private placement will not occur. If the Company does not obtain the additional financing, the Company will not have sufficient working capital for its operations as of June 2005.
Recommendation of the Board of Directors
      The Board of Directors recommends that you vote “FOR” the approval of the issuance of our Common Stock to a limited number of accredited investors in the second stage of the private placement. All proxies executed and returned will be voted “FOR” approval of the issuance of Common Stock unless the proxy specifies otherwise.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS
      The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”), Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2005. Ernst & Young has no direct or indirect financial interest in the Company. A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Fees Paid
      During our fiscal year ended December 31, 2004, Ernst & Young served as the Company’s auditors. Prior to retaining Ernst & Young, Cremin McCarthy & Company served as the Company’s auditors. Following are the fees billed by Ernst & Young for the fiscal year ended December 31, 2004 and December 31, 2003 and by Cremin McCarthy & Company for the fiscal year ended December 31, 2003:

Description	2004	2003

Audit Fees	$222,079	$163,000
Audit-Related Fees	$0	$12,140
Tax Fees	$20,000	$16,670
All Other Fees	$0	$95,475

Total Fees	$242,079	$287,285

      In the above table, in accordance with SEC definitions and rules:

•	“Audit fees” are fees paid for professional services for the audit of our consolidated financial statements.

•	“Audit related fees” are for services by Cremin McCarthy & Company for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the preparation of a GAAP footnote reconciling UK/ Irish GAAP to US GAAP.

•	“Tax fees” are fees primarily for tax compliance in connection with filing US income tax returns in 2004 and Irish income tax returns in 2003.

•	“All other fees” are fees billed by Cremin McCarthy & Company to us for any services not included in the first three categories, including performing audits on the Company’s subsidiary in local jurisdictions as well as rendering of a “competent person opinion” in connection with the July 15, 2003 transaction and for services in preparing a long-form and short form report intended to be used as part of the Company’s plan to obtain a listing on the Alternative Investment Market of the London Stock Exchange.
      We did not pay any fees to Ernst & Young during the year ended December 31, 2003. We accrued $83,300 for audit-related and tax fees to Ernst & Young for the year-ended 2004.

Change in Accountants
      As a result of the July 15, 2003 transaction in which the Company acquired AAE Technologies International Plc, and the subsequent relocation of O2Diesel’s management from Canada to the United States, it became necessary to replace the principal accountants of both O2Diesel Corporation and AAE Technologies International Plc. The former principal accountants for both companies were foreign accounting firms. O2Diesel’s former principal accountants, Manning Elliott, are based in Canada. Manning Elliott informed the Company that, because of existing SEC guidelines that are unique to Canadian firms, Manning Elliott could not render an opinion on the Company’s consolidated financial statements unless the management and control of the registrant remained in Canada. AAE Technologies International Plc’s former principal accountants, Cremin McCarthy & Company, are based in Dublin, Ireland and are not qualified to render opinions on financial statements prepared under U.S. GAAP. Both Manning Elliott and Cremin McCarthy resigned as the principal accountants of O2Diesel Corporation and AAE Technologies International Plc, respectively. Both firms provided a letter to the Company in which each firm affirmatively stated that their reports on each company’s respective financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of each company by their former principal accountants, each accounting firm also affirmatively declared that for the relevant periods, there were no disagreements for any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of either firm would have caused that firm to make reference to the matter in their report.
      The resignation of each firm of principal accountants was reported by the Company on a Form 8-K filed on February 4, 2004, and is incorporated herein by reference.
      On February 4, 2004, the Company’s Board of Directors approved the engagement of Ernst & Young LLP to audit and report on the 2003 consolidated financial statements of the Company as well as to review the Company’s financial information before we file our Form 10-KSB for 2003 and Forms 10-QSB for 2004.
      On August 16, 2004, the Company’s shareholders’ voted to ratify the engagement of Ernst & Young LLP to audit and report on the 2004 consolidated financial statements of the Company as well as to review the Company’s financial information before we file our Form 10-KSB for 2004 and Forms 10-QSB for 2004.
Non-Audit Services
      The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.
Recommendation of the Board of Directors
      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for fiscal 2005. All proxies executed and returned will be voted “FOR” ratification appointment of Ernst & Young LLP unless the proxy specifies otherwise.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the Company’s independent auditors.
      The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the Company’s auditors the written statements required by Independence Standards Board

Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors’ independence from management and has considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.
      The Audit Committee met with the independent auditors by telephonic conference, with management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors approved the audited consolidated financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. On August 16, 2004, the shareholders voted to ratify the selection of the Company’s independent auditors.

Submitted by the Audit Committee:

Hendrik Rethwilm
Richard Roger
      In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act or the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
      The following table sets forth certain information as of April 28, 2005, regarding the beneficial ownership of the Company’s common stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the named executive officers, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.
      Beneficial ownership is determined in accordance with SEC rules computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person.
      Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 29,150,823 shares of common stock outstanding on March 24, 2005. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 28, 2005 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Shares Directly and
Directors, Officers and 5% Shareholders	Beneficially Owned		Percent

Anthony Dean Smith	4,337,451	(a)	14.88%
100 Commerce Drive Suite 301
Newark, Delaware 19713
Alan R. Rae	1,519,022	(b)	5.21%
100 Commerce Drive Suite 301
Newark, Delaware 19713
David L. Koontz	90,512		*
100 Commerce Drive Suite 301
Newark, Delaware 19713
Karim Jobanputra	4,000		*
100 Commerce Drive Suite 301
Newark, Delaware 19713
All directors and officers as a group	5,950,985		20.4%

*	Less than 1%.

(a)	Mr. Anthony Dean-Smith owns directly 2,809,524 shares of the Company’s common stock. Mrs. Dean-Smith (spouse) directly owns 342,323 shares and Mr. Dean-Smith’s two adult sons each own 592,802 shares. Mr. Dean-Smith disclaims beneficial ownership of the shares held by his spouse and two adult sons.

(b)	A trust of which Mr. Rae is the beneficiary holds 819,787 shares, and Mrs. Victoria Rae (spouse), owns 699,235 shares of the Company’s common stock. Mr. Rae disclaims beneficial ownership of the shares held by the trust to the extent that they are not attributable to his proportionate interest in the trust. Mr. Rae also disclaims beneficial ownership of the shares held by Victoria Rae.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.
      Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, except for one director, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2004. Mr. Jobanputra, who is a director, did not file a Form 4 within two business days to report one transaction.
GENERAL MATTERS
      We have enclosed our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which includes our audited consolidated financial statements for such fiscal year, with this proxy statement; however, the Annual Report on Form 10-KSB and the audited consolidated financial statements are not incorporated by reference into this proxy statement, do not constitute a part of the proxy soliciting material, and are not subject to the liabilities of Section 18 of the Exchange Act. You may request additional copies of the enclosed Annual Report on Form 10-KSB, without charge, by contacting: Investor Relations, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713.
STOCKHOLDER PROPOSALS
      The annual meeting of stockholders for the fiscal year ending December 31, 2005 is expected to be held on May 18, 2006 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 100 Executive Drive, Suite 301, Newark, Delaware, Attention: Corporate Secretary, no later than January 3, 2006, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

      Pursuant to the proxy rules under the Exchange Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 18, 2006. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors,

Alan R. Rae
President and Chief Executive Officer
May 2, 2005

O2DIESEL CORPORATION
PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS — MAY 19, 2005
This Proxy is solicited by the Board of Directors of the Company
The undersigned stockholder of O2Diesel Corporation hereby appoints Alan R. Rae and David L. Koontz, or either of them, his/her true and lawful agents and proxies, each with full power of substitution, to represent and vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of O2Diesel Corporation to be held at 100 Commerce Drive Suite 301, Newark, Delaware 19713, on May 19, 2005 at 11 a.m. (EDT).
☒ Please mark votes as in this example.       The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

1.	PROPOSAL 1 — Election of Directors
☒   FOR all nominees listed below (except as marked to the contrary below).
☐   WITHHOLD AUTHORITY for all nominees listed below.

NOMINEES:	Karim Jobanputra Holt Williams Hendrik Rethwilm Art Meyer

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “FOR” box above and write that nominee’s name in the space provided below.)

2.	PROPOSAL 2 — APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK AND A PRIVATE PLACEMENT SALE TO ACCREDITED INVESTORS TO THE EXTENT THAT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE AMERICAN STOCK EXCHANGE.
☒ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
☒ FOR            ☐ AGAINST            ☐ ABSTAIN
(See Reverse Side)

    When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no specification is made, the shares to which this proxy relates will be voted “FOR” all nominees with respect to the election of directors in Proposal 1, “FOR” the approval of the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange in Proposal 2, and “FOR” the ratification of Ernst & Young LLP in Proposal 3, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1, 2 and 3 are fully explained.

Date:

Signature:

Signature (if held jointly):

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.